SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2003

CARREKER CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-24201	75-1622836
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4055 Valley View Lane

Dallas, Texas 75244

(Address of principal executive offices)

(972) 458-1981

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On February 5, 2003 a purported class action complaint was filed in federal district court against the Company and some of its officers.  The complaint alleges violations of various securities laws that relate to the Company’s announcement of its intent to restate its financial results beginning with its 1998 fiscal year.   The Company and the named officers intend to defend themselves vigorously against the allegations.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 7, 2003

CARREKER CORPORATION

By:	/s/ Terry L. Gage
Executive Vice President and Chief Financial Officer